UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): July 15, 2009

NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-148977	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On July 15, 2009, Noranda Aluminum Holding Corporation (“Noranda”, or the “Company”) announced a $23.625 million insurance settlement pursuant to the signing of a claim settlement agreement (“the Release”) with the remaining three insurance carriers (“the Insurers”) providing coverage related to the Company’s pot line freeze claim from the January 2009 New Madrid smelter outage.  Under the Release, which represents the final settlement of the Company’s claim, the Company will receive proceeds totaling $23.625 million from the Insurers, which includes $5.25 million of claim advances previously received.

Combined with the Company’s previously announced $43.875 million settlement with Factory Mutual Insurance Company, provider of 65% of the coverage, the Release brings the total claim settlement to $67.5 million.

On July 15, 2009, the Company issued a press release announcing the execution of the Release. The text of the press release, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 15, 2009

SIGNATURES

This report has been signed by the following person on behalf of Noranda Aluminum Holding Corporation in the capacity and on the date indicated.

July 15, 2009

NORANDA ALUMINUM HOLDING CORPORATION

By: /s/ Alan K. Brown
Alan Brown
General Counsel/Vice President- Human Resources

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 15, 2009